Exhibit 99.

                                                                    NEWS RELEASE
                                                For Further Information Contact:
                                                        Donald R. Head, Chairman
                                                       Capital Title Group, Inc.
                                                                  (602) 954-0600
                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                  (602) 225-0504
                                                         ctgi@themillergroup.net


                CAPITAL TITLE GROUP ENTERS LAS VEGAS MARKET WITH
                       ACQUISITION OF LAND TITLE OF NEVADA

PHOENIX, ARIZONA, January 6, 2003 -- Capital Title Group, Inc. (Nasdaq: CTGI) a leading regional title agency, title insurance underwriter and provider of real estate-related services, announced today that its wholly owned subsidiary, Nations Holding Group (Nations) headquartered in California, has acquired Land Title of Nevada, Inc. This entry to the Nevada market will further leverage Nations' service as a licensed title insurance underwriter through its subsidiary, United Title Insurance Company. The value of the transaction is approximately $3.5 million including cash of $1.25 million and a five-year note issued to the seller for $2.25 million.

 "The Land Title acquisition is an excellent transaction on a stand-alone basis, but it also confirms our commitment to expansion of our core operations. Annual revenue for Land Title is in excess of $9 million and operations will continue under their long established name in the Nevada market," stated Donald R. Head, chairman of the board, president and chief executive officer. "With Nevada's concentration of high growth in Clark County, which encompasses Las Vegas, we have long held a desire to include this market as part of our regional territory. In addition, Nevada is a natural direction for expansion both strategically and geographically for our Arizona and California operations."

Jerome (Jerry) M. Smolar, chief operating officer of Nations stated, "We have known the principals of Land Title for a long time and have great respect for this well run operation with a 26 year history in the Nevada market. The acquisition includes ownership in a joint title plant and five branch offices in key locations. Our services as a licensed title insurance underwriter are a good enhancement to Land Title's existing operations. We are excited to be entering a market that offers significant growth opportunities for Nations."

                                                                         more...

Headquartered in Phoenix, Arizona, Capital Title Group, Inc. provides title insurance and other related services to residential and commercial customers in the real estate industry through its subsidiaries - Capital Title Agency, Nations Holding Group, New Century Title Company, United Title Company, First California Title Company, Land Title of Nevada and AdvantageWare - with 121 offices in Arizona, California and Nevada. The Company is also licensed to issue and underwrite title insurance policies in Arizona, California and Nevada through United Title Insurance Company, a subsidiary of Nations Holding Group. The combined companies have in excess of 1,700 employees.


                              VISIT OUR WEB SITES:

www.capitaltitlegroup.com     www.newcenturytitle.com       www.capitaltitle.com
                    www.unitedtitle.com         www.firstcal.com
                              www.landtitle-nv.com


CERTAIN STATEMENTS IN THIS RELEASE MAY BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE PROJECTIONS OF MATTERS THAT AFFECT REVENUE, OPERATING EXPENSES OR NET EARNINGS; PROJECTIONS OF CAPITAL EXPENDITURES; PROJECTIONS OF GROWTH; HIRING PLANS; PLANS FOR FUTURE OPERATIONS; FINANCING NEEDS OR PLANS; PLANS RELATING TO THE COMPANY'S PRODUCTS AND SERVICES; AND ASSUMPTIONS RELATING TO THE FOREGOING.

FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY, OR UNDERLYING THE FORWARD-LOOKING INFORMATION.

SOME OF THE IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: FLUCTUATIONS IN OPERATING RESULTS, INTENSE COMPETITION, PAST AND FUTURE ACQUISITIONS, EXPANDING OPERATIONS INTO NEW MARKETS, RISK OF BUSINESS INTERRUPTION, MANAGEMENT OF RAPID GROWTH, NEED FOR ADDITIONAL FINANCING, CHANGING CUSTOMER DEMANDS, DEPENDENCE ON KEY PERSONNEL, SALES AND INCOME TAX UNCERTAINTY AND INCREASING MARKETING, MANAGEMENT, OCCUPANCY AND OTHER ADMINISTRATIVE COSTS.

THESE FACTORS ARE DISCUSSED IN GREATER DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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